Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-173827 of WhiteGlove Health, Inc. (formerly known as WhiteGlove House Call Health, Inc.) on Amendment No. 5 to Form S-1 of our report dated April 29, 2011 on the consolidated financial statements and financial statement schedule of WhiteGlove Health, Inc. and to reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Irving, Texas

July 26, 2011